                                                                 Exhibit (k)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 51 to the Registration Statement of Armada Funds, on Form N-1A (File No. 33-488) of our report dated July 22, 1999 relating to the financial statements and financial highlights appearing in the May 31, 1999 Annual Report to the Shareholders of the Parkstone Group of Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
June 26, 2000